Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the registration statement of Milestone Scientific, Inc. and Subsidiaries on Form S-3 (File No. 333-100396) of our report dated April 1, 2003, except for Notes B and H which are as of April 15, 2003, on our audits of the consolidated financial statements of Milestone Scientific, Inc. and Subsidiaries as of December 31, 2002 and for the years ended December 31, 2002 and 2001, which report is included in the Company's Annual Report on Form 10-KSB.


                                                    J.H. Cohn LLP

Roseland, New Jersey
November 18, 2003